Exhibit 10.1

[Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Each omission has been indicated by three asterisks ("***"), and the omitted text has been filed separately with the Securities and Exchange Commission.]

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                              AMENDED AND RESTATED
                        AFFILIATION AND LICENSE AGREEMENT
                          FOR DBS SATELLITE EXHIBITION
                                 OF PROGRAMMING



                      "CHANNELS 594, 595, 596, 597 AND 598"



                                  DIRECTV, INC.

                                       and

                        PLAYBOY ENTERTAINMENT GROUP, INC.
                            SPICE ENTERTAINMENT, INC.
                        SPICE HOT ENTERTAINMENT, INC. and
                       SPICE PLATINUM ENTERTAINMENT, INC.

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                                                                  Execution Copy

                              AMENDED AND RESTATED
                        AFFILIATION AND LICENSE AGREEMENT
                          FOR DBS SATELLITE EXHIBITION
                                 OF PROGRAMMING

      AMENDED AND RESTATED AGREEMENT made as of May 17, 2002, by and between PLAYBOY ENTERTAINMENT GROUP, INC., SPICE ENTERTAINMENT, INC., SPICE HOT ENTERTAINMENT, INC., SPICE PLATINUM ENTERTAINMENT, INC., each of which is a Delaware corporation having an office located at 9242 Beverly Blvd., Beverly Hills, California 90210 (collectively referred to herein as "Programmer"), and DIRECTV, INC., a California corporation, having an office located at 2230 East Imperial Hwy., El Segundo, California 90245 ("Affiliate").

WITNESSETH:

      WHEREAS, Affiliate has established a direct broadcast service ("DBS") satellite-based television system in North America;

      WHEREAS, Affiliate desires to obtain the rights to distribute various television networks owned and operated by Programmer that feature adult films, related programming and interstitial material (the "Service," as defined in Section 1(b) below) in the United States as restricted by Section 17 herein (the "Territory");

      WHEREAS, Affiliate is party to the following agreements: (1) Affiliation Agreement for DBS Satellite Exhibition of Cable Programming, by and between Playboy Entertainment Group, Inc. ("Playboy") and Affiliate, dated as of November 15, 1993, as amended on April 19, 1994, July 26, 1995, August 26, 1997, March 15, 1999 and December 12, 2000, relating to the television network commonly known as the enhanced feed of "Playboy TV," which Affiliate currently exhibits on channel 595 (the "Playboy Agreement"); (2) Affiliation and License Agreement for DBS Satellite Exhibition of Programming, by and between V.O.D., INC. ("VODI") and Affiliate, dated as of August 11, 2000, as amended on November 24, 2000, relating to the television network commonly known as "Vivid TV," which Affiliate currently exhibits on channel 596 (the "Vivid Agreement"); and (3) Affiliation and License Agreement for DBS Satellite Exhibition of Programming, by and between Califa Entertainment Group, Inc. ("Califa") and Affiliate, dated as of March 15, 1999, as amended on August 14, 2000 and November 24, 2000, relating to the television networks commonly known as "The Hot Network" and "The Hot Zone," which Affiliate currently exhibits on channels 597 and 598, respectively (the "Califa Agreement" and together with the Playboy Agreement and the Vivid Agreement, the "Current Adult Agreements");

      WHEREAS, Spice Entertainment, Inc. operates the network known as "Taste of Spice" and whereas Spice Platinum Entertainment, Inc. is the successor-in-interest to VODI and operates "Vivid TV" and "The Hot Network," and whereas Spice Hot Entertainment, Inc.


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is the successor-in-interest to Califa and operates "The Hot Zone," each, except for "Taste of Spice," under the Current Adult Agreements;

      WHEREAS, this Agreement supersedes all prior understandings and agreements relating to the subject matter herein, including without limitation, the Current Adult Agreements and any amendments thereto; and

      WHEREAS, Affiliate is party to that certain DBS Distribution Agreement, dated April 10, 1992, as amended, with the National Rural Telecommunications Cooperative ("NRTC") for the distribution to subscribers in certain counties and zip codes in the United Sates of programming via the DBS Distribution System;

      NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

      1. Grant of Rights.

            (a) Distribution; Certain Definitions.

                  (i) Programmer hereby grants to Affiliate (which as used for all purposes in this Agreement shall mean DIRECTV and/or its designees, including, without limitation, NRTC and/or its members), and Affiliate hereby accepts the non-exclusive right to distribute the Service in the Territory via the DBS Distribution System (as defined below) to DIRECTV Subscribers during the Term (as defined in Section 6(a) below), as follows: (i) Channel 595. With respect to the Channel 595 Service (as defined in Section 1(b) below), distribution shall include residential subscribers, hotels, motels, private offices, multiple dwelling facilities and oil rigs (provided, however, that Affiliate shall not have the right to distribute such channel in any common areas to which the public has free access of any multiple dwelling facilities or oil rigs) on a subscription (a la carte or package) basis (the "Subscription Offerings") and on a pay-per-view, pay-per-block and pay-per-night basis (collectively, the "PPV Offerings"), in blocks of at least 60 minutes each (or such period as the parties shall agree) up to 24 hours; provided, however, that any partial exhibition of the Service which consists only of motion pictures must be no shorter than sixty (60) minutes (any block of time, a "PPV Program"); and (ii) Channels 594, 596, 597 and 598. With respect to each of the Channel 594, 596, 597 and 598 Services (as each is defined in Section 1(b) below), distribution shall include Subscription Offerings and PPV Offerings to residential subscribers only. Affiliate shall determine in its sole discretion whether to sell Subscription Offerings on an a la carte or package basis. Affiliate shall have the non-exclusive right to use the name of or logo for "Playboy TV," "Taste of Spice (TBD)," "Vivid TV (TBD)" "The Hot Network" and "The Hot Zone," as such names or logos may be changed, altered and amended, or the names, titles or logos of the Service or any of its programs, or the names, voices, photographs, music, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof, all of which are being licensed exclusively for use in connection with the


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distribution, promotion, marketing and sale of the Service as provided herein.
Any further use shall require Affiliate's notification to Programmer and Programmer's written approval, not to be unreasonably withheld.

                  (ii) The term "DBS Distribution System" shall mean the distribution system for video and other programming services whereby the programming satellite signal or feed is received from Programmer's transponder source by a DIRECTV turnaround earth-station facility which compresses and processes the signal or feed and then uplinks it at one of the DIRECTV Frequencies on a DBS communications satellite (a "DBS Satellite") for transmission to DIRECTV Subscribers. "DIRECTV Frequencies" shall mean the DBS operating frequencies associated with an orbital location or locations, for which Affiliate or an Affiliated Company (as defined in Section 8(a) below) is the Federal Communications Commission ("FCC")-authorized permittee. During the Term (as defined in Section 6(a)), the Service (as defined below) shall be distributed via a DBS Satellite at the orbital location which transmits to the greatest number of DIRECTV Subscribers. "DIRECTV Subscribers" shall mean those customers (both residential and non-residential) authorized by Affiliate to receive DBS service via the DBS Distribution System. "Service Subscribers" shall mean DIRECTV Subscribers authorized by Affiliate to receive the Subscription Offerings and/or PPV Offerings.

            (b) The Service. The "Service" shall, individually and collectively, mean and consist of the national feed (or, if Programmer uses multiple feeds for the Service, such other of such multiple feeds designated by Affiliate) of the five (5) programming services described in clauses (i) through (v) below, presented on a 24-hour per day, 7 days a week schedule, as described below and in the "Description of the Service," attached hereto as Exhibit A. The Service shall be delivered to Affiliate in its entirety, meaning that the programming (including, without limitation, all other information related thereto (e.g., data)) on the Service, as received by any Service Subscriber at a given point in time, shall be the same as the programming received by all other subscribers to the Service at such point in time.

                  (i) Channel 594. The programming exhibited on channel 594 (the "Channel 594 Service") shall consist of uninterrupted movies of the adult genre (subject to the description and limitations set forth in Exhibit A), together with interstitials, public service announcements, behind the scenes spots and spots promoting upcoming programming on the Service; provided, however, the Channel 594 Service shall not contain any advertising, including but not limited, to audio text services, merchandise sales, Internet services and other such products. Notwithstanding the foregoing, during the "breaks" between movies, the Channel 594 Service may contain the following audio text spots (the "Audio Text Spots"): (x) if the break is less than or equal to ten (10) minutes in length, Audio Text Spots not exceeding two (2) minutes in the aggregate during such break; and (y) if the break is greater than ten (10) minutes in length, Audio Text Spots not exceeding three (3) minutes in the aggregate during such break; provided that, in either case, Programmer shall not interrupt any movies to air the Audio Text Spots. In addition, Programmer shall be permitted to refer viewers to Programmers' and its Affiliated Companies' websites for scheduling information


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regarding the Service and may refer generally to the websites (e.g., "Visit our website at Playboy.com"); provided that, such referrals shall not contain any advertising, promotions or sales. The Channel 594 Service shall include promotions for upcoming programming on the Channel 595, 596, 597 and 598 Services. The amount of broadcast time allocated to promoting each of the four other channels comprising the Service shall be made in the ratio of approximately three to one (3:1) for the Channels 596, 597 and 598, collectively, and the Channel 595 Service, respectively; provided that, the parties acknowledge that in any given month one or more channels may receive a disproportionate allocation of broadcast time due to special, unique or one-time events, so long as for the full year, the broadcast time reflects the allocation set forth above. The Channel 594 Service shall be in the "Cable Version" as set forth in the Programming Standards on Exhibit A, including without limitation, the promotions for upcoming programming on the Service. In the Event that any such promotions include content that is more explicit than the "Cable Version," Programmer acknowledges that it shall not use pixilation or black bars to conceal said content, but shall use a variety of other filtration systems so as to adhere to the "Cable Version" content standard and maintain the quality of the Channel 594 Service. The parties agree to mutually consult regarding the programming on the Channel 594 Service on a regular (i.e., not less than quarterly) basis during the Term. Affiliate shall refer to the Channel 594 Service as "Taste of Spice," or other name mutually agreed to by the parties, and may list the Channel 594 Service on the program guide as "TOS."

                  (ii) Channel 595. The programming service commonly known as the enhanced feed of "Playboy TV" is currently exhibited on channel 595 (the "Channel 595 Service"). The Channel 595 Service shall consist of entertainment programming for adult audiences, and, subject to the description and limitations in Exhibit A and the other restrictions contained herein, Programmer may determine the content of such service in its sole discretion, including the substitution or withdrawal of scheduled programs, and of commercial, promotional or other announcements. Except as specifically set forth in Section (i)(B) of Exhibit A, the Channel 595 Service shall be in the "Cable Version," as set forth in the Programming Standards on Exhibit A. Affiliate shall refer to the Channel 595 Service as "Playboy TV," or other name mutually agreed to by the parties, and may list the Channel 595 Service on the program guide as "PBTV."

                  (iii) Channel 596. The programming service commonly known as "Vivid TV" is currently exhibited on channel 596 (the "Channel 596 Service"). The Channel 596 Service shall consist of uninterrupted movies of the adult genre (subject to the description and limitations in Exhibit A), together with interstitials, public service announcements, behind the scenes spots and spots promoting upcoming programming on the Channel 596, 597 and 598 Services; provided, however, the Channel 596 Service shall not contain any advertising, including but not limited to audio text services, merchandise sales, Internet services and other such products. Notwithstanding the foregoing, during the "breaks" between movies, the Channel 596 Service may contain the following Audio Text Spots: (x) if the break is less than or equal to ten (10) minutes in length, Audio Text Spots not exceeding two (2) minutes in the aggregate during such break; and (y) if the break is greater than ten (10) minutes in length, Audio Text Spots not exceeding three (3) minutes in


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the aggregate during such break; provided that, in either case, Programmer shall not interrupt any movies to air the Audio Text Spots. In addition, Programmer shall be permitted to refer viewers to Programmers' and its Affiliated
Companies' websites for scheduling information regarding the Service and may refer generally to the websites (e.g., "Visit our website at Playboy.com"); provided that, such referrals shall not contain any advertising, promotions or sales. The Channel 596 Service shall be in the "Hotter Version," as set forth in the Programming Standards on Exhibit A. Programmer shall include different movies on the Channel 596 Service from those offered on the Channel 597 and 598 Services, and differentiate the programming on the Channel 596 Service sufficiently such that the Channel 596 Service is a distinct and independent service, and not a "multiplex" or time-shifted version of the Channel 597 and 598 Services. The Channel 596 Service shall offer premiere movies designed to compliment the premiere movies provided on the Channel 597 and 598 Services. Affiliate shall refer to the Channel 596 Service as "VIVID TV," or other name mutually agreed to by the parties, and may list the Channel 596 Service on the program guide as "VIVD."

                  (iv) Channel 597. The programming service commonly known as "The Hot Network" is currently exhibited on channel 597 (the "Channel 597 Service"). The Channel 597 Service shall consist of uninterrupted movies of the adult genre (subject to the description and limitations in Exhibit A), together with interstitials, public service announcements, behind the scenes spots and spots promoting upcoming programming on the Channel 596, 597 and 598 Services; provided, however, the Channel 597 Service shall not contain any advertising, including but not limited to audio text services, merchandise sales, Internet services and other such products. Notwithstanding the foregoing, during the "breaks" between movies, the Channel 597 Service may contain the following Audio Text Spots: (x) if the break is less than or equal to ten (10) minutes in length, Audio Text Spots not exceeding two (2) minutes in the aggregate during such break; and (y) if the break is greater than ten (10) minutes in length, Audio Text Spots not exceeding three (3) minutes in the aggregate during such break; provided that, in either case, Programmer shall not interrupt any movies to air the Audio Text Spots. In addition, Programmer shall be permitted to refer viewers to Programmers' and its Affiliated Companies' websites for scheduling information regarding the Service and may refer generally to the websites (e.g., "Visit our website at Playboy.com"); provided that, such referrals shall not contain any advertising, promotions or sales. The Channel 597 Service shall be in the "Hotter Version," as set forth in the Programming Schedule on Exhibit A. Programmer shall include different movies on the Channel 597 Service from those offered on the Channel 596 and 598 Services, and differentiate the programming on the Channel 597 Service sufficiently such that the Channel 597 Service is a distinct and independent service, and not a "multiplex" or time-shifted version of the Channel 596 and 598 Services. The Channel 597 Service currently premieres movies on Thursday through Sunday nights, designed to compliment the premiere movies provided on the Channel 598 Service, which currently premieres movies on Monday through Wednesday nights. Programmer shall be permitted to change the movie premiere schedule upon notice to, and good faith consultation with, Affiliate. Affiliate shall refer to the Channel 597 Service as "THE HOT NETWORK," or other name mutually agreed to by the parties, and may list the Channel 597 Service on the program guide as "THN."


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                  (v) Channel 598. The programming service commonly known as
"The Hot Zone" is currently exhibited on channel 598 (the "Channel 598 Service"). The Channel 598 Service shall consist of uninterrupted movies of the adult genre (subject to the description and limitations in Exhibit A), together with interstitials, public service announcements, behind the scenes spots and spots promoting upcoming programming on the Channel 596, 597 and 598 Services; provided, however, the Channel 598 Service shall not contain any advertising, including but not limited to audio text services, merchandise sales, Internet services and other such products. Notwithstanding the foregoing, during the "breaks" between movies, the Channel 598 Service may contain the following Audio Text Spots: (x) if the break is less than or equal to ten (10) minutes in length, Audio Text Spots not exceeding two (2) minutes in the aggregate during such break; and (y) if the break is greater than ten (10) minutes in length, Audio Text Spots not exceeding three (3) minutes in the aggregate during such break; provided that, in either case, Programmer shall not interrupt any movies to air the Audio Text Spots. In addition, Programmer shall be permitted to refer viewers to Programmers' and its Affiliated Companies' websites for scheduling information regarding the Service and may refer generally to the websites (e.g., "Visit our website at Playboy.com"); provided that, such referrals shall not contain any advertising, promotions or sales. The Channel 598 Service shall be in the "Hot Version," as set forth in the Programming Schedule on Exhibit A. Programmer shall include different movies on the Channel 598 Service from those offered on the Channel 596 and 597 Services, and differentiate the programming on the Channel 598 Service sufficiently such that the Channel 598 Service is a distinct and independent service, and not a "multiplex" or time-shifted version of the Channel 596 and 597 Services. The Channel 598 Service currently premieres movies on Monday through Wednesday nights, designed to compliment the premiere movies provided on the Channel 597 Service, which currently premieres movies Thursday through Sunday nights. Programmer shall be permitted to change the movie premiere schedule upon notice to, and good faith consultation with, Affiliate. Affiliate shall refer to the service as "THE HOT ZONE," or other name mutually agreed to by the parties, and may list the Channel 597 Service on the program guide as "THZ."

                  (vi) Programmer represents and warrants that (A) it reviews all programming contained in the Service for compliance with the restrictions and limitations set forth in Exhibit A, and (B) the Service shall reflect adult content subject to the restrictions and limitations set forth in Exhibit A, and shall not contain or depict any acts otherwise prohibited by Exhibit A. Notwithstanding the foregoing, the occasional and inadvertent inclusion of material in the Service that is not technically in compliance with Exhibit A, shall not constitute a material breach of this Agreement. Except as permitted in Sections 1(b)(i) - (v) above, and as specifically limited by Section 3 below, Programmer represents and warrants that during the Term, the Service shall not include any direct sales, advertising or infomercials.

                  (vii) All right, title and interest in and to the entire contents of the Service, including, but not limited to, films and recordings thereof, title or titles, names, trademarks, concepts, stories, plots, incidents, ideas, formulas, formats, general content and


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any other literary, musical, artistic, or other creative material included therein shall, as between Programmer and Affiliate, remain vested in Programmer.

                  (viii) If Programmer does not provide the Service in its entirety to Affiliate (i.e., the programming received by any subscriber to the Service at a given point in time is different from the programming received by any Service Subscriber at such point in time), then, in addition to any other remedies available to Affiliate, at law or in equity, Affiliate shall have the right to receive, exhibit, distribute, subdistribute and authorize the reception of the programming included in the Service as provided to Affiliate and/or such additional programming provided to any other subscriber to the Service.

                  (ix) Affiliate shall be permitted to authorize satellite master antenna television system ("SMATV") operators (including telephone companies and similar service providers) that serve multiple dwelling unit buildings or complexes or commercial or business establishments with multiple television viewing sites to distribute the Service in the Territory via such SMATV systems directly to end users within such buildings or establishments for DBS reception only.

                  (x) Each of the five (5) channels comprising the Service shall be offered on a simultaneous basis, a minimum of 24 hours per day, seven days per week, on a separate and distinct channel.

                  (xi) At any time during the Term and in any portion of the Territory, Affiliate shall be permitted to offer other "branded" or "unbranded" adult programming competitive to the Service, it being acknowledged and agreed by the parties that Affiliate's offering of such other adult programming shall not constitute a breach of this Agreement.

                  (xii) Programmer shall not propose or impose upon Affiliate, nor shall Affiliate be obligated to pay, any surcharge or other cost (other than the License Fees provided for in Section 2 hereof) for receipt and distribution of the Service.

            (c) Other Distribution Rights and Obligations. In addition, the parties agree as follows:

                  (i) Subject to Programmer's obligations hereunder and Affiliate's rights under Section 17, Affiliate shall distribute the Service as transmitted by Programmer, in its entirety, in the order and at the time transmitted by Programmer without any intentional and willful editing, delays, alterations, interruptions, deletions or additions (excepting Affiliate's commercial or other announcements, only if permitted under Section 3 hereof). Programmer acknowledges that the DBS System requires and applies digital compression and encryption processes prior to transmission and decryption and decompression processes upon reception and agrees that such processing does not constitute an alteration and/or other modification of the Service. Programmer shall fully encrypt the satellite signal of the Service


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utilizing encryption technology commonly used in the satellite distribution industry. Programmer shall provide Affiliate with two receivers and decoders per channel necessary to receive and decode the Service for each of Affiliate's broadcast facilities in Castle Rock, Colorado and Los Angeles, California.

                  (ii) Subject to the terms and conditions of this Agreement, the terms and conditions upon which Affiliate distributes the Service to Service Subscribers, including, without limitation, the retail price charged, shall be determined by Affiliate in its sole discretion. Affiliate shall use best efforts to provide Programmer with sixty (60) days' prior written notice of any retail price change.

                  (iii) Subject to the limitations contained in Section 17 below, with respect to the PPV Offerings, when a PPV Program is purchased on a specific channel, the viewer shall be permitted to view the programming on one or more other channels, as described below, but for only the time period for which the purchase was made, as follows:

                        (A) Channel 594. If a Subscriber purchases a PPV Program on the Channel 594 Service, the Subscriber is permitted to view only the Channel 594 Service.

                        (B) Channel 595. If a Subscriber purchases a PPV Program on the Channel 595 Service, then the Subscriber is permitted to view the Channel 595 Service and the Channel 594 Service.

                        (C) Channels 596, 597 and 598. If a Subscriber purchases a PPV Program on any of the Channel 596, 597 or 598 Services, then the Subscriber is permitted to view all of the five channels comprising the Service (as restricted by Section 17 herein).

                        Notwithstanding Affiliate's current intention, Affiliate shall not be obligated to offer the Service using the purchasing mechanism set forth in this Section 1(c)(iii). However, Affiliate shall be required to consult with Programmer in good faith prior to effectuating any change to the mechanism described above.

                  (iv) Programmer shall make the Service available via satellite signal from a domestic communications satellite commonly used for the delivery of television programming which must be viewable with existing equipment from Affiliate's broadcast centers in Castle Rock, Colorado and Los Angeles, California (together, the "Broadcast Centers"). As of the Effective Date, the feeds of the Service are or will be available on Telstar 7 ("Programmer's U.S. Satellite"). Programmer may, from time to time, in its sole discretion, change the satellite being used for delivery of the Service to Affiliate; provided, however, that any satellite used by Programmer to transmit the Service shall be a domestic communications satellite commonly used for the delivery of television programming which must be viewable with existing equipment from the Broadcast Centers without Affiliate incurring additional costs or requiring Affiliate to enter into any third-party


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arrangements (e.g., HITS) for receipt of the signals. In the event Programmer either (i) changes Programmer's U.S. Satellite to a satellite or other transmission medium not susceptible to viewing or utilization by Affiliate's then-existing earth station equipment without affecting the receipt of the signals of any other programming or other services then received (or committed to be received) by such Affiliate, (ii) changes the technology used by Programmer to encrypt the Service to a technology not compatible with Affiliate's then-existing descrambling equipment, or (iii) compresses, digitizes or otherwise modifies the signal of the Service in such a manner that it cannot be received or utilized by Affiliate, then Affiliate shall have the right to discontinue carriage of the Service, immediately; provided that this right of discontinuance and deletion shall not apply to Affiliate if Programmer agrees to: (I) provide Affiliate with the necessary additional equipment required to receive the Service from the new satellite; and (II) promptly reimburse Affiliate for the cost to acquire and install equipment necessary for Affiliate to descramble, receive and/or utilize the signal of the Service from such new satellite or other transmission medium, and/or the cost to acquire and install equipment necessary for Affiliate to descramble, receive and/or utilize the signal of the Service. Programmer agrees to use best efforts to provide Affiliate with at least one hundred twenty (120) days' prior written notice of any satellite or technology change. Programmer, or its designee, shall maintain appropriate back-up satellite protection arrangements in accordance with customary industry standards. Programmer and Affiliate shall use their respective commercially reasonable efforts to maintain for the Service a high quality of signal transmission in accordance with their respective technical standards and procedures.

                  (v) The parties hereby acknowledge and understand that the overall terms and conditions of this Agreement, including without limitation, Sections 2(e), 2(f), 4(g), 6(c)(v), 6(f) and 11 and Exhibit "B" hereof, are expressly conditioned upon Affiliate's distribution of all five channels comprising the Service. During the Term, should Affiliate cease distributing one or more channels comprising the Service for any reason whatsoever, the parties agree to negotiate in good faith the terms and conditions set forth in this Agreement.

            (d) Rights with Respect to Channel Capacity. Affiliate shall have the right, in its sole discretion and for Affiliate's sole benefit as between Programmer and Affiliate, to utilize the channel capacity used to transmit the Service during any hours which (i) the Service, or any significant portion thereof, is not being transmitted to Affiliate for any reason; or (ii) the transmission of the Service, or any significant portion thereof, has been suspended or terminated by Affiliate pursuant to Section 17. Programmer acknowledges that it has no ownership rights in, or right to use, any channel or any amount of capacity on any DBS Satellite.

            (e) Video On Demand. Programmer hereby grants to Affiliate, and Affiliate hereby accepts from Programmer, the non-exclusive right to distribute the Service in the Territory during the Term via Video On Demand, whereby a consumer selects the viewing of a program on an unscheduled real time basis (as opposed to selection of an viewing time by such consumer from a pre-determined schedule of viewing times) ("VOD"),


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at such time that Affiliate has the capability to distribute programming services via VOD to DIRECTV Subscribers. Nothing herein shall obligate Affiliate to distribute the Service via VOD. Any future distribution of the Service by Affiliate via VOD shall be subject to terms and conditions to be negotiated and mutually agreed to by the parties.

      2. Reports; Payments; ***.

            (a) Compensation. As full and complete compensation for Affiliate's right to distribute the Service, Affiliate shall pay to Programmer the applicable percentage of Gross Receipts (as defined below) for each month, as such percentage is calculated as set forth on Exhibit B.

                  (i) "Gross Receipts" are defined as the sum of all monies received by Affiliate during any month after deduction of taxes (other than income or franchise taxes); provided, however, that Gross Receipts shall in no event include (i) any charge specifically made for access to programming other than for the Service or any general access charge, hardware licensing charge or other charge made on a "blanket" basis (which shall mean that such charge will relate to access to all program services available from Affiliate by means of the DBS Distribution System); or (ii) any charges made for ordering via telephone, the Service as a PPV Offering, which charges are additional to the charges for ordering the Service without using the telephone. Affiliate shall consult in good faith with Programmer prior to packaging the Subscription Offerings with any other programming services. If, however, Affiliate packages the Subscription Offerings with other premium programming services, then Affiliate shall determine the Service's allocable share of revenues from such package by application of the following formula:

                  S = (A/B) x P

                  where

                  S = the Service's allocable share of revenues from such
                      package

                  A = the DIRECTV a la carte price then in effect for the
                      Subscription Offering

                  B = the sum of the DIRECTV a la carte prices of all
                      programming services included in such package (including, without limitation, the Service) then in effect

                  P = the price of such package

For the avoidance of doubt, an example of such calculation is as follows:
Affiliate packages the Subscription Offerings with programming service X and programming service Y and each of the foregoing has an a la carte retail price of $***, $*** and $***, respectively. The retail price


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for the entire package is $***. Programmer's allocable share of the revenues from such package would be $*** (*** x ***).

                  (ii) To the extent that a Subscriber prepays any portion of monies only solely in connection with Affiliate's distribution of the Service, then the amount prepaid shall be included in Gross Receipts for the month in which such payment was received; provided that, Affiliate's billing system has the capability to account for such prepayments. Affiliate shall deduct the amount of any Credit Transaction (as defined below in Section 2(a)(ii)), as such amount is reasonably determined by Affiliate, from the Gross Receipts of the month in which such Credit Transaction occurs.

                  (iii) "Credit Transaction" shall mean any refund (or other payment or credit) to a DIRECTV Subscriber in connection with (A) prepayments for the Service, (B) Programmer's inability to transmit the Service to Affiliate for distribution via the DBS Distribution System for any reason other than Affiliate's non-performance of an obligation hereunder, (C) a Force Majeure Event or (D) credits (excluding Free Previews of the Service not authorized by Programmer) allowed by Affiliate in its commercially reasonable judgement consistent with Affiliate's policies and procedures applied consistently to Programmer and Affiliate's other sources of programming services.

                  (iv) Affiliate shall be responsible for the collection of all Gross Receipts and shall account to Programmer with regard to the Gross Receipts for the Service on a monthly basis, not later than 45 days after the last day of the month in which the Gross Receipts are received by Affiliate. DIRECTV shall provide a separate accounting for the Channel 594 Service and the Channel 595 Service and a combined accounting for the Channels 596, 597 and 598 Services collectively. Each such accounting shall include:

                  (A)   the aggregate Gross Receipts for such month;

                  (B) the origin (categorized separately by residential subscribers (which includes multiple dwelling facilities, private offices and oil rigs) and hotels/motels, if any) of all Gross Receipts for Subscription Offerings for such month;

                  (C) the number of residential DIRECTV Subscribers as of approximately the fifteenth calendar day of such calendar month;

                  (D)   the applicable Programmer Share from Exhibit A;

                  (E) the dollar amount of Programmer's share of Gross Receipts for such month;

                  (F) the number of Service Subscribers as of approximately the 15th day of such calendar month;


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                  (G)   for each PPV Offering, the number of Service Subscribers
                        purchasing such PPV Offering on each calendar day of such month; and

                  (H)   Hotel/Motel License Fee (as defined below in Section
                        2(c)).

                  (v) Programmer shall reimburse Affiliate for the costs to develop the detailed reporting set forth above for the Channel 594 Service and the Channel 596, 597 and 598 Services collectively, which cost are estimated to be $10,000. Affiliate shall use commercially reasonably efforts to commence providing such detailed reports to Programmer as soon as reasonably practicable following the execution of this Agreement, but in no event later than August 30, 2002.

                  (vi) Programmer and Affiliate shall accord confidential treatment to any information contained in the aforementioned statement in accordance with Section 15. At Programmer's request and at reasonable times, upon reasonable advance written notice and during normal business hours at Affiliate's offices, Affiliate shall permit Programmer or its representatives to review, one time per each year of the Term and one time during the year immediately after the termination or expiration of this Agreement, those books and records maintained according to Affiliate's standard accounting practices which are generally in accordance with GAAP required to verify License Fees and reports made hereunder. Programmer shall audit each calendar year of the Term, if at all, within one (1) year following the end of such calendar year, with such review limited to those records for those months of the prior calendar year which have not been previously reviewed and those past months of the current calendar year for which records are available. Programmer shall report promptly (but no later than 30 days following completion) to Affiliate the results of such audit, including any deficiency in payment of License Fees that Programmer believes were revealed by such audit, and shall make any claim against Affiliate with respect to the results of such audit within one (1) year after reporting such results to Affiliate. From and after Programmer's audit of a particular period of the Term, such period shall be deemed closed by the parties and, except as may be demonstrated by such audit, Affiliate shall have no further liability in respect of License Fees for such period. Any such review shall be at Programmer's sole cost and expense; provided, however, if such review discloses an underpayment greater than ten percent (10%) of the actual amount due, Affiliate shall reimburse Programmer for its reasonable out-of-pocket costs and expenses incurred to discover such underpayment. The information derived from and the process of such review shall be subject to the confidentiality provisions of Section 15, and any third party auditor shall be required to acknowledge in writing its agreement to such confidentiality provisions.

            (b) License Fee. As full and complete compensation for the rights granted Affiliate hereunder, Affiliate shall pay to Programmer, on a monthly basis, the "License Fees," calculated pursuant to Programmer's Cable Rate Card in Exhibit B, subject to reduction and offset for any credits, discounts, and reimbursements set forth in Exhibit B, annexed hereto, which Programmer represents and warrants complies with all applicable


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Laws. As used in this Agreement, "Laws" mean and include relevant federal, state, municipal or local statutes, laws, rules, regulations, ordinances, codes, directives and orders, including administrative rules or policies and court orders. As used in this Section 2 and elsewhere in this Agreement (including Exhibit "B") when referring to the payment of License Fees or the provision or subscriber reports by Affiliate to Programmer, unless expressly modified by "calendar," the term "month" shall refer to Affiliate's accounting month, which is the thirty (30) day period commencing on approximately the fifteenth (15th) day of each month and ending on approximately the fourteenth (14th) day of the next succeeding month.

            (c) Hotel/Motel License Fee. The parties understand and agree that the terms of this Section 2(c), and not Section 2(a), shall govern the case of monies received from the distribution of the Channel 595 Service to hotels or motels. In no event shall Affiliate pay any fees or other charges on any Gross Receipts pursuant to both this Section 2(c) and any other section of this Agreement. Affiliate shall pay to Programmer a license fee (the "Hotel/Motel License Fee") simultaneously with the accounting rendered to Programmer as set forth in Section 2(a)(iv). The Hotel/Motel License Fee shall be equal to the license fee set forth on Exhibit D attached to this Agreement.

            (d) Late or Non-Payments. Any amounts not paid hereunder by the date payment is due, and which are not paid within ten Business Days after receipt of a notice from the obligee thereof stating that such amounts have not been paid and are overdue, shall, at Programmer's option, accrue interest at the rate of one percent (1%) per month or at the highest lawful rate, whichever shall be the lesser, from the date notice was given that such amounts were overdue until they are paid. "Business Day" shall mean a day that is not a Saturday, Sunday or day on which banks are generally closed for business in the State of California.

            (e) ***.

                  (i) If at any time during the Term, *** another person engaged in distribution, including, without limitation, broadcast, cable, satellite and/or satellite-based direct broadcast television distribution (hereinafter, an "Other Distributor") ***, then Programmer shall promptly notify Affiliate in writing *** and Affiliate shall ***; provided that, in the case of ***, Affiliate shall ***. If Affiliate chooses to ***, it must ***


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***. If *** are impossible or impractical for Affiliate to perform, the parties hereto will mutually negotiate in good faith to establish ***. Nothing in the preceding sentences shall require Affiliate to ***.

                  (ii) Notwithstanding anything herein to the contrary, *** shall not include Programmer's Affiliated Companies (as defined in Section 8(a) hereof) engaged in distribution of the Service (or any portion thereof) via the Internet; provided that, such Affiliated Companies are, as of the date hereof and throughout the Term continue to be, controlled by and at least 50% owned by Playboy Enterprises, Inc. (the parent company of Playboy Entertainment Group, Inc.) The parties acknowledge that, as of the date hereof, such Affiliated Companies consist of, but shall not be limited to, Playboy.com and Spicetv.com, and Programmer represents and warrants that said companies are controlled by and at least 50% owned by Playboy Enterprises, Inc.

                  (iii) Notwithstanding anything herein to the contrary, the provisions of Section 2(e)(i) above shall not apply to distribution of the Service (or any portion thereof) via VOD (as defined in Section 1(e) hereof) during the initial Term of the Agreement. If Affiliate renews the Agreement pursuant to Sections 6(f) or 6(g) hereof, this provision shall not automatically apply in the subsequent term, but shall be subject to the parties' good faith negotiations.

                  (iv) At Affiliate's election, Programmer shall permit Affiliate or its representatives to ***. Notwithstanding anything herein to the contrary, ***. In the event that after such good faith discussions for a period of thirty (30) days (or such extended period as may be mutually agreed to by the parties), ***, then,


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within thirty (30) days after such good faith discussions, Programmer shall have the option, in its sole discretion, to either (x) *** or (y) ***. Under no circumstances, other than the limited circumstance set forth in foregoing subsection (y), shall ***. In any event, Affiliate shall ***. From and after *** of a particular period of the Term, such period shall be *** and, except as may be demonstrated by ***, Programmer shall *** for such period.

                  (iii) For purposes of this Section 2(e), the parties agree and understand the following:

                  (A) *** deemed as *** includes license, royalty or service fee discounts, revenue shares of splits, volume discounts, penetration discounts or caps thereon, payment limits, payment deferrals, special marketing arrangements, or any other terms and conditions which to either *** or Programmer can be reasonably measured in dollars.

                  (B) Programmer represents and warrants that *** as of the date hereof.

                  (f) ***. Commencing on the Effective Date and continuing throughout the Term of this Agreement, Programmer shall ***. Affiliate shall *** under this Agreement. Affiliate and Programmer shall mutually agree as to ***; provided, however, that there shall be no obligation to *** unless there exists a genuine need to do so. Each of Affiliate and Programmer agrees to ***; provided, however, neither party will have the ability or the right to ***. Affiliate shall periodically provide Programmer with a written accounting sufficiently detailed to allow Programmer to ascertain ***. At the conclusion of the Term, *** shall be (x) *** within 45 days following expiration of the Agreement if it is not renewed, or (y) *** if the Agreement is renewed.


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      3. Commercial Announcements and Other Advertising.

            (a) Commercial Announcements. Programmer hereby represents and warrants that it does not make available to any Other Distributor of the Service commercial announcements of any nature in the schedule of the Service. If at any time during the Term, Programmer provides to any Other Distributor the right to make commercial announcements within the Service, then Programmer shall offer such right to Affiliate on terms and conditions no less favorable than those offered to such Other Distributor of the Service.

            (b) Advertising. If Programmer offers any Other Distributor the opportunity to advertise, or includes any Other Distributor in any advertisement(s), whether or not in connection with the Service, in any publication, recording, service, visual work or audiovisual work, whether or not Programmer controls it, then Programmer shall provide Affiliate with the opportunity to elect to be included in such advertisement, if such advertisement is in connection with advertising the Service, or an opportunity to elect to be included in a similar advertisement, if such advertisement is not in connection with advertising the Service, on at least as favorable terms as such Other Distributor. Programmer shall not include Affiliate, or advertise Affiliate, by any means without Affiliate's prior written consent, which may be given or withheld by Affiliate in its sole discretion.

      4. Marketing and Promotion of the Service.

            (a) Affiliate shall market and promote the Service in a similar manner as Affiliate markets and promotes other similar premium programming services; provided, however, that Affiliate may market and promote any other such premium programming service differently and/or more frequently, if such service provider provides Affiliate with consideration or compensation therefore. In connection therewith, Programmer shall provide Affiliate, upon Affiliate's request, with promotional and marketing advice. Affiliate shall make all marketing and promotion decisions in its sole discretion, but the parties understand and agree that Affiliate currently expects to use a range of promotional media (including, without limitation, print advertising and cross-channel promotional spots on the DBS Distribution System) to market and promote the Service. Affiliate shall publicize the schedule of the Service in the Territory in a manner similar to that which it employs, and based on the same factors, it considers, in publicizing the schedule of other similar premium programming services distributed via the DBS Distribution System, including, without limitation, the publication of the Service programming schedule in the television listings and program guides which Affiliate, as applicable, distributes.

            (b) Subject to Sections 6 and 17, Affiliate shall not at any time during the Term (i) cease marketing or promoting the Service or (ii) withdraw distribution of the Service in any area of the Territory after the introduction thereof in such area.

            (c) Affiliate may expend such amounts as it deems necessary or desirable, in its sole discretion, during any 12-month period (with each 12-month period starting on the


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Effective Date as defined in Section 6(a) or the anniversary thereof) (a
"12-Month Period") for marketing, advertising and promoting of distribution of the Channel 595 Service via the DBS Distribution System. Subject to the terms and conditions of this Agreement, Affiliate shall consult with programmer in good faith, but shall make any decisions relating to such marketing, advertising, promotion and expenditures in its sole discretion, including, without limitation, the selection of promotional media (such as print advertising, direct mail pieces, cross-channel promotional spots on the DBS Distribution System, etc.) and the scheduling of such marketing, advertising and promotional activities. If Affiliate intends to promote all programming services then offered on the DBS Distribution System (other than the Channel 595 Service) in one promotion piece, then Affiliate shall be obligated to include the Channel 595 Service, subject to Programmer's reasonable approval, in such promotion piece, and Affiliate shall promote the Channel 595 Service in a similar manner as the manner in which Affiliate promotes the other programming services in such promotion piece.

            (d) At the written request of Affiliate, Programmer shall place at least one national full-page advertisement in Playboy Magazine each 12-Month Period promoting solely the distribution of the Service via the DBS Distribution System; provided that such promotion shall not, in any manner, conflict with the business of Programmer's corporate parent or any Affiliated Company (as defined in Section 8(a) hereof). Programmer shall provide to Affiliate one free advertisement (promoting the distribution of the Service via the DBS Distribution system), in Playboy Magazine, for each advertisement purchased by Affiliate in Playboy Magazine at the applicable market rate; provided, however, in no event shall Programmer be required to provide more than two free advertisements to Affiliate in any one year period commencing on July 1 and ending on June 30 of a given year. Such free advertisement shall be limited to a national advertisement campaign.

            (e) From time to time, Programmer may offer Affiliate an opportunity to exhibit the Service discounted to DIRECTV Subscribers ("Discounted Previews"). Discounted Previews shall be made only with Programmer's prior written authorization and shall be offered to Affiliate on a frequency and basis no less favorable than those offered to any Other Distributor of the Service (or any portion thereof). The retail price for Discounted Previews shall be no less than ninety-nine cents ($.99) per programming block and shall be paid to Programmer in a similar manner as provided in Section 2.

            (f) Continuation of Efforts. Affiliate shall continue to exercise reasonably similar levels of commercial efforts to maximize the number of Service Subscribers and Gross Receipts as Affiliate currently exercises, and Affiliate shall perform the same type of promotional activities referred to in clauses (i) through (iv) below throughout the Term; provided, however, Affiliate shall not be obligated to exhibit in any particular month of the Term any minimum number of "Cross-Channel Spots" or "Preview Spots" (each, as defined below):

                  (i) Affiliate currently exhibits in excess of four hundred
(400) thirty (30)-second cross-channel promotional advertising spots (the "Cross-Channel Spots") for each month of the Term, and in excess of two thousand four hundred (2,400) thirty (30)-


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and/or sixty (60)-second promotional advertising spots for each month of the
Term on Affiliate's pay-per-view preview channel (the "Preview Channel Spots"), all at no charge to Programmer. Affiliate and Programmer shall mutually determine in their reasonable business judgment the other Affiliate channels over which to exhibit the Cross-Channel Spots, based on whether such other channels have a likely target audience for the Service and are not channels where the Cross-Channel Spots might be objectionable to Affiliate's viewing audience. Such channel selection for the Cross-Channel Spots also is subject to third party programmers' limitations on adult-oriented promotional spots.

                  (ii) Affiliate currently participates in and promotes at least one (1) of Programmer's national free or discounted preview promotions each calendar year of the Term.

                  (iii) Affiliate currently promotes Programmer and the Channel 595 Service in each of Affiliate's monthly printed pay-per-view bill inserts at no cost to Programmer.

                  (iv) Affiliate currently lists the program titles and program descriptions of the Channel 595 Service in printed and electronic program guides.

            (g) ***. Affiliate shall ***. Affiliate and Programmer agree with respect to the *** as follows:

                  (i) The *** shall not be *** used for *** under the Agreement, and instead shall be ***.

                  (ii) The *** shall be used to *** all as mutually determined and agreed to later confirmed in writing by Affiliate and Programmer.

                  (iii) Affiliate shall *** in a manner mutually acceptable to Affiliate and Programmer, but whatever *** that has been *** at the conclusion of the Term and has not actually been *** (including *** prior to such date, as mutually agreed), (i) if the Agreement is not renewed, based on ***


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*** within forty five (45) days of such termination date, in accordance with each party's ***, or (ii) if the Agreement is renewed, *** in the subsequent term. The parties acknowledge that as of the date hereof *** in accordance with the terms and conditions set forth herein.

                  (iv) Thus, commencing with the *** as of the Effective Date and each calendar year or portion thereof thereafter during the Term, ***.

                  (v) In addition to the ***, each of Affiliate and Programmer may elect in its discretion to *** in connection with the Service, through Affiliate or otherwise, during the Term.

            (h) Research Project. At Affiliate's request, Programmer shall conduct a research project, not more than once per calendar year. Said research project shall be executed according to a statistically valid research plan mutually agreed upon in advance by Programmer and Affiliate. Promptly following the completion of such research project, Programmer and Affiliate shall provide to the other any reports or conclusions issued in connection therewith. The *** shall be used to fund such research projects. To the extent that Programmer expends any of its own monies to fund research projects, Programmer shall be reimbursed for said costs out of the ***.

                  (i) Program Guide. During the Term, Programmer shall provide the daily programming schedule for the Service to Tribune Media Service in order that Affiliate may access the program schedule for purposes of the on-screen program guide. The fees charged by Tribune Media Service for editing the daily programming schedule to accommodate the marketing of the Service on the System (***) will be paid for using the ***.

      5. Representations. Warranties and Covenants.

            (a) By Affiliate. Affiliate warrants, represents and covenants to Programmer that it:

                  (i) to its best knowledge after diligent review and receipt of advice of legal counsel with experience in such matters, is in compliance with and will comply with all material Laws with respect to its rights and obligations under this Agreement, including without limitation, all relevant provisions of the Cable Television Consumer Protection and Competition Act of 1992 which are applicable to Affiliate, the Communications Act of 1934, the Communications Decency Act of 1996 (as any or all may be amended and any successor, replacement or similar Laws or statutes), and any and all regulations issued pursuant to any of the foregoing;


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                  (ii) has the power and authority to enter into this Agreement and to fully perform its obligations hereunder;

                  (iii) shall distribute the Service in the Territory in accordance with and subject to the terms and conditions set forth in this Agreement;

                  (iv) shall arrange and pay for reception of the Service, except as provided in Sections 5(b)(iii) and 5(b)(ix), from Programmer's U.S. Satellite to the Broadcast Centers;

                  (v) shall not, without Programmer's prior written approval, use the name of or logo for "Playboy TV," "Taste of Spice," "Vivid TV," "The Hot Network," or "The Hot Zone" or the names, titles or logos of the Service (or any successors thereto) or any of its programs, or the names, voices, photographs, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof, for any purpose other than in material intended to advise Service Subscribers or potential Service Subscribers of the availability and scheduling of the Service or as a channel identifier. Affiliate shall not publish or disseminate any material that violates restrictions imposed by Programmer or Programmer's suppliers and disclosed upon reasonable advance written notice to Affiliate by Programmer. The restrictions set forth in this Section 5(a) (v) shall apply only to the extent they are applied by Programmer uniformly with respect to all of its distributors of the Service, and shall not apply if Affiliate has received a valid written authorization from a third party for any of the uses described in this Section 5(a)(v);

                  (vi) has obtained, and shall maintain in full force during the Term hereof, such federal, state and local authorizations as are material and necessary to operate the business it is conducting in connection with its rights and obligations under this Agreement; and

                  (vii) has no knowledge of any misrepresentation, breach of warranty or covenant made by Programmer hereunder.

            (b) By Programmer. Programmer warrants, represents and covenants to Affiliate that:

                  (i) to its best knowledge after diligent review and receipt of advice of legal counsel with experience in such matters, it is in compliance with and will throughout the Term continue to comply with all material Laws applicable to, or with respect to, the Service and the provision of the Service to Affiliate, and Programmer's rights and obligations under this Agreement with respect to the Service and Programmer's obligations hereunder, including without limitation, FCC rules and regulations governing the Service, if any, all relevant provisions of the Cable Television Consumer Protection and Competition Act of 1992, and the Communications Act of 1934, the effective portions of the Communications Decency Act of 1996 (as any or all may be amended and any successor, replacement or


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similar Laws) and any regulations promulgated under any applicable law or any of the foregoing;

                  (ii) it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder;

                  (iii) it shall provide the Service for the Territory, at its sole cost and expense (together with any necessary equipment, including without limitation, backup or reserve equipment), in accordance with and subject to the terms and conditions set forth in this Agreement, including, without limitation, that it shall (A) arrange and pay for the transmission of the Service from Programmer's U.S. Satellite to the Broadcast Centers, (B) encode and scramble the Service at its sole expense, (C) cause its uplink authorization center to authorize and enable Affiliate's descramblers to receive and descramble the Service, and (D) provide to Affiliate two (2) receivers and two (2) decoders per channel to receive and unscramble the Service at each of the two (2) Broadcast Centers;

                  (iv) it shall promptly provide Affiliate with any and all promotional materials of the Service which it generally provides to any other distributor of the Service, at Programmer's sole cost and expense; and if Affiliate shall request additional such materials, then Programmer shall promptly provide such materials to Affiliate and Affiliate shall reimburse Programmer for the reasonable actual costs thereof;

                  (v) it has obtained, and shall maintain in full force during the Term hereof, such federal, state and local authorizations as are necessary to comply with Laws or which are material and necessary to operate the business it is conducting in connection with its rights and obligations under this Agreement;

                  (vi) it has obtained or will obtain at its sole expense all rights necessary for Affiliate to use and enjoy its rights in connection with its distribution of the Service, including, without limitation, obtaining all necessary trademarks, copyrights, licenses and any and all other proprietary, intellectual, property and other use rights necessary in connection with, or for Affiliate's distribution of the Service, and at all times during the Term "PLAYBOY TV," "TASTE OF SPICE," "VIVID TV," "THE HOT NETWORK," "THE HOT ZONE" or the names, titles or logos of the Service (or any successors thereto) or any of their programs, or the names, voices, photographs, music, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof) and to perform its obligations hereunder and grant the rights granted pursuant to Section 1;

                  (vii) there are no (and it covenants that it shall not enter into directly or indirectly, allow or otherwise permit any) affiliation, distribution or any other agreements, whether written or oral, granting to distributors and/or any other third party, person or entity any form or type of exclusive or other rights that would limit or restrict in any way Affiliate's rights to distribute the Service in the Territory;


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                  (viii) it shall not, without Affiliate's prior written
approval, use the name of or logo for "DIRECTV" or the names, titles or logos of the DBS System or any of its programs, or the names, voices, photographs, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof, for any purpose;

                  (ix) there is no actual and, to Programmer's knowledge, there is no pending investigation (including, without limitation, a grand jury investigation) involving the Service (or any content included in the Service) or any pending proceeding against Programmer (or any of its principals or Affiliated Companies) for the violation of any federal, state or local law or regulation, as applicable, concerning illegal, indecent or obscene material or the transmission thereof (the "Obscenity Laws");

                  (x) it will notify Affiliate as soon as reasonably practical, but in no event more than two Business Days, after receiving notification of, or becoming aware of, any pending investigation by any Governmental Authority, or any pending criminal proceeding against Programmer (or any of its principals or Affiliated Companies (as defined in Section 8(a)), which investigation or proceeding concerns distribution of the Service or programming in the Service, including without limitation, investigations any/or proceedings concerning potential violations of Obscenity Laws. For purposes of this Section 5(b)(xi), Programmer shall be deemed to be aware of any such investigation or proceeding if any of the directors, officers, agents, representatives or employees of managerial functions of Programmer or an Affiliated Company has received any communication about or otherwise becomes aware of any such investigation or proceeding;

                  (xi) the programming Service, and all programming provided as part thereof, Programmer provides Affiliate hereunder (A) is intended to be in compliance with Obscenity Laws and, to the best of Programmer's knowledge after diligent review and advice of counsel with experience in such matters, is not intended to be violative of Obscenity Laws in any jurisdiction in the Territory;

                  (xii) it solely and exclusively possesses, and will at all times during the Term so possess, any and all rights necessary to grant Affiliate the right to distribute the Service and all programming provided as part thereof, as a whole or in parts, as Subscription Offering(s) and PPV Offering(s), as the case may be, in the Territory (it being understood and agreed that Programmer has granted and may grant similar rights to other third parties);

                  (xiii) nothing contained in the Service or in any other material supplied by Programmer to Affiliate violates, infringes, or conflicts with any rights of any person or entity (including, without limitation, copyright, trademark, music performance and all other proprietary and/or intellectual rights);

                  (xiv) there are no outstanding (or, to the best of Programmer's knowledge, threatened) judgments or pending claims, liens, charges, restrictions, or


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encumbrances on or related to the Service or any programming provided as part thereof that may materially interfere with the rights of Affiliate under this Agreement; and

                  (xv) Programmer is the sole entity that has entered into and shall enter into agreements and obligations with other distributors with respect to the Service and to any and all programming provided as part of the Service.

      6. Term; Effective Date; Termination.

            (a) Term; Effective Date. Subject to certain rights of termination, extension or renewal set forth in this Agreement, the initial term of the Agreement shall be for the period commencing on May 22, 2002 (the "Effective Date") and ending on the date that is twenty-four (24) months thereafter (the "Term"). Until the Effective Date, the Current Adult Agreements shall continue to govern the Service and on the Effective Date the Current Adult Agreements shall automatically terminate, and this Agreement shall govern distribution of the Service for all purposes.

            (b) Termination for Breach or Bankruptcy. This Agreement may be terminated by either party (the "Affected Party"), in its discretion, at any time after any of the following occurrences with respect to the other party (the "Other Party"):

                  (i) the breach of any representation, warranty or covenant of the Other Party or failure by the Other Party, its successors or assigns to perform any material obligation hereunder which is not cured within thirty (30) days after receipt of written notice thereof from the Affected Party or as to which reasonable steps to cure have not been commenced within such period (or are not thereafter diligently pursued and completed within an additional thirty
(30) days); or

                  (ii) the filing of a petition in bankruptcy or for reorganization by or against the Other Party under any bankruptcy act; the assignment by the Other Party for the benefit of its creditors, or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of the Other Party's property, and the order of appointment is not vacated within thirty (30) days; or the assignment or encumbrance by the Other Party of this Agreement contrary to the terms hereof.

            (c) Termination by Affiliate. Affiliate may terminate this
Agreement:

                  (i) immediately upon prior written notice, if the Service, or any programming provided as part thereof (including, without limitation, advertising, if any), fails to comply in any material way with Exhibit A hereto and the definition of "Service" in Section 1(b) hereof, as reasonably determined by Affiliate;

                  (ii) if Affiliate discontinues operation of the DBS System, immediately upon such discontinuance;


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                  (iii) according to the provisions of Section 6(d) or Section
17 hereof;

                  (iv) immediately following written notice to Programmer of Programmer's failure to comply with any material Laws, if Programmer is unable to cure or eliminate the failure to comply with such material Laws in any material respect immediately upon notice thereof; or

                  (v) ***.


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            (d) Force Majeure. Notwithstanding any other provision in this
Agreement, neither Programmer nor Affiliate shall have any liability to the other or any other person or entity with respect to any failure of Programmer or Affiliate, as the case may be, to transmit or distribute the Service or perform its obligations hereunder if such failure is due to any failure or degradation in performance of Programmer's U.S. Satellite or Affiliate's DBS Satellite(s) or transponders on any such satellites (as applicable) or of the DBS System (in which case, Affiliate shall be excused from its distribution obligations under this Agreement), or of any scrambling/descrambling equipment or any other equipment owned or maintained by others (including, without limitation, Affiliate's automated billing and authorization systems), any failure at the origination and uplinking center used by Programmer or Affiliate, any labor dispute, fire, flood, riot, legal enactment, government regulation, Act of God, or any cause beyond the reasonable control of Programmer or Affiliate, as the case may be (a "Force Majeure"), and such non-performance shall be excused for the period of time such failure(s) causes such non-performance; provided, however, that if Affiliate determines in its sole discretion that it is commercially or technically unfeasible to cure a Force Majeure with respect to the DBS System or one or more DBS Satellites and so notifies Programmer, then either party may terminate this Agreement effective upon written notice to the other party. The parties acknowledge and agree that although the Service may at any given time be uplinked to only one of several DBS Satellites, failure or degradation in any of such DBS Satellites may require Affiliate to reduce the number of programming services (in particular the number of PPV and/or adult services) available for allocation among all of the DBS Satellites, with such reduction including, without limitation, curtailment or termination of the distribution of the Service by Affiliate, at Affiliate's sole discretion. Accordingly, Programmer further acknowledges and agrees that the provisions set forth in the first sentence of this Section 6(d) shall apply and shall exculpate Affiliate and excuse the performance of Affiliate hereunder in the event of such a failure or degradation of any of the DBS Satellites or the transponders on any such satellite, regardless of whether the satellite to which the Service is uplinked at the time of such failure or degradation is itself the subject of such failure or degradation. In the event Affiliate determines in its sole discretion that it is unable to cure, or it is commercially impracticable to cure, such Force Majeure during the remaining Term of this Agreement, then Affiliate may terminate this Agreement immediately upon notice to Programmer.

            (e) Survival. Termination of this Agreement pursuant to this Section 6 shall not relieve either party of any of its liabilities or obligations under this Agreement, including without limitation those set forth below in Section 8, which shall have accrued on or prior to the date of such termination.

            (f) Automatic Renewal of Agreement. Affiliate shall automatically renew this Agreement for one additional two (2) year period under the same terms and conditions set forth in this Agreement (except as set forth in Section 2(e)(iii) hereof) in the event that the Service meets certain criteria for growth to be mutually agreed by the parties. Following the execution of this Agreement, the parties shall commence negotiating in good faith such


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criteria, and shall set forth such criteria in writing in an amendment to this
Agreement no later than June 15, 2002.

            (g) Affiliate Renewal Option. In the event this Agreement is not automatically renewed pursuant to Section 6(f), Affiliate shall have the option in its sole discretion to renew the Agreement for two (2) additional twenty-four
(24) month terms under the same terms and conditions set forth in this Agreement (except as set forth in Section 2(e)(iii) hereof) by providing written notice of its election to renew the Agreement to Programmer at least sixty (60) days in advance of each prior term end.

            (h) License Fee Reduction. In addition to its remedies set forth in this Agreement, Affiliate may receive credit against the License Fees in the proportion that the hours of programming each day materially deviates from the programming required in Section 1(b), as determined by Affiliate in its sole discretion, bears to the total hours the Service is transmitted each day, such credit to be applied against the License Fees in any month.

      7. Separate Entities. No officer, employee, agent, servant or independent contractor of either party hereto or their respective subsidiaries or affiliates shall at any time be deemed to be an employee, servant or agent of the other party for any purpose whatsoever, and the parties shall use commercially reasonable efforts to prevent any such misrepresentation. Nothing in this Agreement shall be deemed to create any joint-venture, partnership or principal-agent relationship between Programmer and Affiliate, and neither shall hold itself out in its advertising or in any other manner which would indicate any such relationship with the other.

      8. Indemnification; Limitation of Liability.

            (a) By Programmer. Programmer shall indemnify, defend and hold harmless each of Affiliate, its Affiliated Companies (as defined below) and the directors, officers, employees, and agents of Affiliate and its Affiliated Companies (collectively, the "Affiliate Indemnitees") from, against and with respect to any and all claims, criminal and civil liabilities, costs and expenses (including reasonable attorneys' and experts' fees) ("Claims") incurred to third parties (including without limitation, any Governmental Authorities) in connection with any claim against any of the Affiliate Indemnitees arising out of (i) Programmer's breach of its representations, warranties and covenants set forth in this Agreement, (ii) the Service or material or programming supplied by Programmer pursuant to this Agreement, (iii) the distribution or cablecast of any programming of the Service which violates or requires payment for use or performance of any copyright, right of privacy or literary, music performance or dramatic right, (iv) Programmer's advertising and marketing of the Service, (v) any acts or omissions by audio text suppliers (including, without limitation, the content of any of the audio text service) and all employees and contractors thereof, (vi) any other materials, including advertising or promotional copy, supplied or permitted by Programmer, and/or (vii) any claim for payment by a third party as a result of Affiliate's distribution of the Service. As used in this Agreement, "Affiliated Company(ies)"


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shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with such person or entity and any member, director, officer or employee of such person or entity.

            (b) By Affiliate. Affiliate shall indemnify, defend and hold harmless each of Programmer, Programmer's Affiliated Companies and the directors, officers, employees and agents of Programmer and Programmer's Affiliated Companies (collectively, the "Programmer Indemnitees") from, against and with respect to any and all claims, liabilities, costs and expenses (including reasonable attorneys' and experts' fees) incurred to third parties arising out of (i) Affiliate's breach of its representations, warranties and covenants set forth in this Agreement, (ii) Affiliate's distribution of the Service by means of the DBS Distribution System (except with respect to claims relating to the content of the Service, including advertising or promotional copy supplied or permitted by Programmer), (iii) Affiliate's advertising and marketing of the Service and the DBS System, and (iii) any other materials used by Affiliate, including advertising or promotional copy, not supplied or permitted by Programmer.

            (c) Procedure for Indemnification Claims. The respective indemnification obligations of each of the parties pursuant to Sections 8(a) and 8(b), above, shall be conditioned upon strict compliance with the following procedures for indemnification claims based upon or arising out of any claim, action or proceeding by any person not a party to this Agreement. If at any time a claim shall be made, or an action or proceeding shall be commenced, against a party to this Agreement (the "Aggrieved Party") which could result in liability of the other party (the "Indemnifying Party") under its indemnification obligations under this Agreement, the Aggrieved Party shall give to the Indemnifying Party notice of that claim, action or proceeding within five (5) Business Days following receipt of service of any claim, action or proceeding by the Party (except that failure to give that notice shall not excuse the Indemnifying Party except to the extent that it is materially prejudiced by that failure). The notice shall state the basis for the claim, action or proceeding and the amounts claimed, (to the extent that amount is determined at the time when the notice is given) and shall permit the Indemnifying Party to assume the defense of any such claim, action or proceeding (including any action or proceeding resulting from any such claim) with counsel which is reasonably acceptable to the Aggrieved Party. Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend the claim, action or proceeding within a reasonable time, but in no event more than fifteen (15) days after the notice shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend the claim, action or proceeding; provided, however, that the Indemnifying Party shall not be deemed to have waived the right to contest and defend against any claim of the Aggrieved Party for indemnification under this Agreement based upon or arising out of that claim, action or proceeding.

                  (i) Right of Set-Off. Notwithstanding the foregoing and without limiting Affiliate's other rights and remedies, pending the resolution of any claim in respect of which Affiliate is entitled to be indemnified, Affiliate may withhold License Fees which


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would otherwise be payable to Programmer under this Agreement in an amount consistent with Affiliate Indemnitees' anticipated legal fees and costs associated with Affiliate's receipt of Service of any such claim. Without limiting Affiliate's other rights and remedies, Affiliate may offset and retain from such withheld monies (i) the amount of legal fees and costs the Affiliate Indemnitees expend in connection with such claims during the pendency thereof, and (ii) the actual amount(s) to settle such claims and/or to pay any judgments in connection therewith (subject to the last sentence of this Section 8(c)(i)). Affiliate shall provide Programmer with a written accounting sufficiently detailed to allow Programmer to ascertain such expenditures. If no action or other proceeding for recovery on such a claim has been commenced within twelve
(12) months after its assertion, Affiliate shall not in connection with that particular claim under this paragraph continue to withhold such monies (that were not so offset) and shall remit to Programmer all such withheld monies otherwise due Programmer unless Affiliate believes, in its reasonable judgment, that such a proceeding is likely to be instituted notwithstanding the passage of that time. Under no circumstances shall Programmer have the right to settle or dispose of any claim under this paragraph without Affiliate's prior written consent.

            (d) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT:

                  (1) IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY FAILURE TO PERFORM OR THE BREACH OF ANY OBLIGATION UNDER THIS AGREEMENT FOR ANY CAUSE WHATSOEVER INCLUDING NEGLIGENCE. EACH OF THE PARTIES HAVE READ AND UNDERSTANDS AND EXPRESSLY WAIVES AND RELEASES ANY AND ALL RIGHTS AND BENEFITS WHICH THE RESPECTIVE PARTIES MAY HAVE HAD UNDER SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA (THE "CIVIL CODE"), AND ANY SIMILAR PRINCIPLES OF LAW OR EQUITY, TO THE FULL EXTENT THAT THEY MAY HAVE SUCH RIGHTS AND BENEFITS PERTAINING TO SUCH DAMAGES THE PARTIES ARE HEREBY WAIVING. SECTION 1542 OF THE CIVIL CODE PROVIDES AS FOLLOWS:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
            THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS
            FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IS
            KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS
            SETTLEMENT WITH THE DEBTOR."

                  (2) ANY AND ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED BY AFFILIATE. IT IS EXPRESSLY AGREED THAT AFFILIATE'S SOLE OBLIGATIONS AND LIABILITIES AND PROGRAMMER'S EXCLUSIVE


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REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION,
INDEMNIFICATION OBLIGATIONS AND LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY ARE LIMITED TO THOSE SET FORTH IN SECTIONS 8(b) AND 16 HEREOF, AND ALL OTHER REMEDIES OF ANY KIND AGAINST AFFILIATE ARE EXPRESSLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, ALL RIGHTS AND REMEDIES UNDER DIVISION 2, CHAPTER 7, SECTIONS 2711 THROUGH AND INCLUDING 2717 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE.

                  (3) IN NO EVENT SHALL ANY PROJECTIONS, FORECASTS, ESTIMATIONS OF SALES AND/OR MARKET SHARE OR EXPECTED PROFITS, OR OTHER ESTIMATIONS OR PROJECTIONS BY AFFILIATE OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES, REGARDING OR RELATED TO AFFILIATE'S DBS BUSINESS BE BINDING AS COMMITMENTS OR, IN ANY WAY, PROMISES BY AFFILIATE.

      9. Notices. Except as set forth below, all notices hereunder shall be in writing and delivered by hand or sent by certified mail, return receipt requested, fax, an overnight delivery service to the receiving party at its address set forth above or as otherwise designated by written notice. Notice to Programmer shall be provided as follows:

If by mail, facsimile             Playboy Entertainment Group, Inc.
or overnight or                   9242 Beverly Blvd.
personal delivery:                Beverly Hills, California 90210
                                  Attention:  Senior Vice President,
                                  Business and Legal Affairs
                                  Fax:  (310) 246-4078

With a courtesy copy to:          Playboy Enterprises, Inc.
                                  680 N. Lake Shore Drive
                                  Chicago, Illinois 60611
                                  Attn:  General Counsel
                                  Fax:  (312) 266-2042

Notice to Affiliate shall be provided as follows:

If by mail                        DIRECTV, Inc.
or facsimile:                     P.O. Box 92424
                                  Los Angeles, California 90009
                                  Attention:  Senior Vice President, Programming
                                  Fax:  (310) 535-5416
                                  cc:  General Counsel
                                  Fax:  (310) 964-4991
                                  cc:  Legal & Business Affairs


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                                  Fax:  (310) 964-4883

If by overnight or                DIRECTV, Inc.
personal delivery:                2230 East Imperial Highway
                                  El Segundo, California 90245
                                  Attention: Senior Vice President, Programming
                                  cc:  General Counsel
                                  cc:  Legal & Business Affairs

      Notice given by mail shall be considered to have been given five (5) days after the date of mailing, postage prepaid certified or registered mail. Notice given by facsimile machine shall be considered to have been given on the date receipt thereof is electronically acknowledged. Notice given by an overnight delivery service shall be considered to have been given on the next business day.

      10. Waiver. The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature. Subject to Section 8(d) above, all rights and remedies reserved to either party shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

      11. Binding Agreement; Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, except that it may not be assigned by transfer, by operation of law or otherwise, without the prior written consent of the non-transferring party, which shall not be unreasonably withheld; provided, however, that (i) Affiliate may assign its rights and obligations under this Agreement, in whole or in part (including without limitation, Affiliate's right to distribute the Service) (A) to a successor entity to Affiliate's DBS business; (B) to a third party as part of preparing to go or going public; or (C) to a third party, provided Affiliate remains primarily liable for the performance of such third party's obligations hereunder and (ii) Programmer may assign its rights and obligations under this Agreement, in whole or in part, (A) to a successor entity to Programmer's business; provided, however, that such assignment shall be subject to the limitations relating to Change in Control set forth in Section 6(c)(v) hereof); or (B) to a third party as part of preparing to go or going public, so long as the controlling stockholder(s) of Programmer and substantially all of the members of management of the Programmer remain the same following the initial public offering and for the duration of the Term.

      12. Laws of California; Consent to California Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and fully performed therein, except to the extent that the parties' respective rights and obligations are subject to mandatory local, State and Federal laws or regulations. All actions relating to this Agreement shall be brought, and the parties hereto consent to exclusive jurisdiction (in personam and in rem) and venue for all actions relating to this Agreement, in the courts located in Los Angeles County, California; provided, however, that any judgments or court orders obtained may be enforced in any other


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jurisdiction. Programmer represents that CT Corporation System is its authorized agent for service of process in Los Angeles, California.

      13. Entire Agreement and Section Headings. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements, or understandings relating to the subject matter hereof (whether written, oral or implied), including, without limitation, the Current Adult Agreements and any amendments thereto. This Agreement shall not be modified other than in a writing, signed by each of the parties hereto. The section headings hereof are for the convenience of the parties only and shall not be given any legal effect or otherwise affect the interpretation of this Agreement.

      14. Severability. The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision and that the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. In the event that a court of competent jurisdiction determines that a restriction contained in this Agreement shall be unenforceable because of the extent of time or geography, such restriction shall be deemed amended to conform to such extent of time and/or geography as such court shall deem reasonable.

      15. Confidentiality.

            (a) Generally. The parties agree that they and their employees have maintained and will maintain, in confidence, the terms and provisions of this Agreement, as well as all data, summaries, reports, proprietary information, trade secrets and information of all kinds, whether oral or written, acquired or devised or developed in any manner from the other party's personnel or files or any proprietary or subscriber information provided by one party to the other party (the "Confidential Information"), and that they have not and will not reveal the same to any persons not employed by the other party except: (i) (A) at the written direction of such party; (B) to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding; (C) as part of its normal reporting or review procedure to its parent company, its financial advisors, auditors and its attorneys, and such parent company, financial advisors, auditors and attorneys agree to be bound by the provisions of this Section 15; (D) to independent contractors hired by either party in the ordinary course of business, bona fide potential investors, insurers and financing entities; provided, however, that such persons described above agree to be bound by the provisions of this Section 15; (E) in order to enforce any of its rights pursuant to this Agreement; or (F) in the case of Affiliate, to the NRTC or any entity engaged in Affiliate's DBS business; provided, however, that such person described above agrees to be bound by the provisions of this Section 15; or (ii)(A) at the time of disclosure to the recipient the Confidential Information is in the public domain; or (B) after disclosure to the recipient the Confidential Information becomes part of the public domain by written publication through no fault of the recipient. During the Term, neither


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party shall issue an independent press release, or discuss with a member of the press, this Agreement or the transactions contemplated hereby without the prior written consent of the other party.

            (b) Programmer's Further Obligations. Notwithstanding Section 15(a), Programmer specifically acknowledges and agrees that any lists of Affiliate's customers or users, and all information related to such customers and users, is confidential and proprietary information of Affiliate and cannot be disclosed by Programmer or used by Programmer for any purpose or use whatsoever, other than for its review at Affiliate's offices as part of Programmer's audit rights hereunder to determine if Programmer has been paid the License Fees due to it by Affiliate. Also notwithstanding Section 15(a), Programmer further acknowledges and agrees that under no circumstances will it in any way: disclose information (whether personally identifiable or not) to any third party regarding Affiliate's customers or users or engage in any direct mailing or telephone solicitation which Affiliate's customers or users do not previously and expressly approve (whether orally or in writing) or previously and expressly request (whether orally or in writing), or which Affiliate does not previously and expressly approve in writing in Affiliate's sole discretion.

      16. Arbitration; Injunctive Relief.

            (a) Any dispute or disagreement between Programmer and Affiliate arising out of this Agreement shall be resolved according to the following dispute resolution procedure: First, such dispute shall be addressed to, in the case of Affiliate, the Senior Vice President, Programming Acquisitions, and in the case of Programmer, its Senior Vice President, Business and Legal Affairs for discussion and attempted resolution. If any such dispute cannot be resolved by such representatives within five (5) Business Days from the date that either party gives notice that such dispute or disagreement exists, then such dispute shall be immediately referred to the Senior Vice President, Programming, in the case of Affiliate, and the President in the case of Programmer for discussion and attempted resolution.

            (b) If a dispute cannot be resolved to the mutual satisfaction of both parties within five (5) Business Days (or such longer period as may be mutually agreed upon) after the second-tier referral described in Section 16(a) above, such dispute shall be referred to arbitration in Los Angeles, California, before three arbitrators in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association, in effect on the date that notice of such dispute was originally given. The three arbitrators shall be appointed as follows: Each party may select one arbitrator and, thereafter these two shall select the third and final arbitrator. If the two selected arbitrators cannot agree upon the third arbitrator within five (5) days of their selection, then the third and final arbitrator shall be selected by and according to the Arbitration Rules. Once appointed, the arbitrators shall appoint a time and place for a pre-hearing status conference not more than fourteen (14) days from the date of their appointment, and shall appoint a time and place for a final hearing not more than forty-five (45) days from the date of the status conference. The final hearing shall conclude no later than thirty
(30) days after its commencement. The party


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that demands arbitration of the unresolved dispute or disagreement shall specify in writing the matter to be submitted to arbitration. The arbitrators shall render a single written decision setting forth an award and stating with reasonable detail the reasons for the decision reached. Any cash component of the award shall be payable in United States dollars through a bank in the United States. Each party shall bear its own cost of preparing for and presenting its case; and the cost of arbitration, including the fees, the expenses of the arbitrators will be shared equally by the parties.

            (c) Notwithstanding anything in this Agreement to the contrary, Programmer and Affiliate each shall have the right to obtain injunctive relief, if necessary, in order to prevent the other party from willfully breaching its obligations under this Agreement.

      17. Cessation of Program Distribution. If Affiliate in good faith reasonably believes that Affiliate's provision of any of the programming on the Service either violates any material Law or could be found by a court or administrative agency to violate any material Law (a "Law Violation" or "Potential Law Violation") or reasonably believes in good faith at any time that any of the programming on the Service is adversely affecting the corporate image that Affiliate desires to maintain at such time (an "Image Problem") then, notwithstanding anything to the contrary in this Agreement, (a) immediately following written notice to Programmer in the case of a Law Violation or Potential Law Violation, or (b) no sooner than 30 days following written notice to Programmer in the case of an Image Problem and only after consultation with Programmer and providing Programmer the opportunity to propose a plan to resolve the Image Problem (if Affiliate elects to terminate this Agreement as provided in this Section 17): Affiliate may terminate this Agreement, or Affiliate may cease distributing the offending programming or the Service (in any portion of the Territory, or the entire Territory, as Affiliate shall determine in its sole discretion based on the genesis of the Law Violation; Potential Law Violation or Image Problem) until Affiliate determines in Affiliate's sole discretion that there will be no Image Problem because the Service programming at that subsequent time is consistent with the corporate image that Affiliate then desires to maintain or Affiliate reasonably determines that a Law Violation or Potential Law Violation will not again occur. If Affiliate, pursuant to this
Section 17 and due to an Image Problem, desires to cease distributing the Service, Affiliate shall provide Programmer with notice thereof setting forth in reasonable detail the nature of Affiliate's concerns and provide Programmer with the opportunity to propose changes in the Service to address Affiliate's concerns. If Programmer is unable to sufficiently change the Service to accommodate Affiliate's concerns and Affiliate ceases distribution of the Service due to an Image Problem and has not reinstated distribution, or terminates this Agreement, then Affiliate shall not offer adult programming (as defined in Exhibit B), other than adult programming already offered by Affiliate at the time of such cessation or termination prior to May 22, 2004 or the Term of this Agreement if it is actually extended or renewed, without: (x) in the case of cessation, first reinstating distribution of the Service; or (y) in the case of termination, first offering Programmer the opportunity to reinstate this Agreement on the same terms and conditions. Consistent with the foregoing, the parties understand and acknowledge that (i) due to the explicit nature of the programming on the Channel 596


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Service and the Channel 597 Service (i.e., more explicit than the "Hot
Version"), as of the date hereof, Affiliate blacks out such channels in the following states: Alabama, Mississippi, Oklahoma, Utah, North Carolina, Tennessee, and in Hamilton County, Ohio, because such programming may constitute a Law Violation therein; and (ii) Affiliate expressly reserves the right at any time during the Term to further blackout any such programming constituting a Law Violation.

      18. Survival of Representations and Warranties. All representations and warranties contained herein or made by the parties, and each of them, in connection herewith shall survive any independent investigation made by either party.

      19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all such counterparts together shall constitute but one and the same instrument. The parties also agree that this Agreement shall be binding upon the faxing by each party of a signed signature page thereof to the other party. If such a faxing occurs, the parties agree that they will each also immediately post, by Federal Express, a fully executed original counterpart of the Agreement to the other party.


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      IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DIRECTV, INC.


By: /s/ Michael Thornton
------------------------------------------------
       Michael Thornton
       Senior Vice President, Programming Acquisitions


PLAYBOY ENTERTAINMENT GROUP, INC.


By: /s/ James L. English
    --------------------------------------------
       James L. English
       President

SPICE ENTERTAINMENT, INC.


By: /s/ James L. English
   ---------------------------------------------
       James L. English
       President

SPICE HOT ENTERTAINMENT, INC.


By: /s/ James L. English
   ---------------------------------------------
       James L. English
       President

SPICE PLATINUM ENTERTAINMENT, INC.


By: /s/ James L. English
   ---------------------------------------------
       James L. English
       President


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                                    EXHIBIT A

                           DESCRIPTION OF THE SERVICE

      From and after the Effective Date and at all times during the Term, the Service shall be provided by Programmer to Affiliate on a full-time turnaround basis (i.e., 24 hours per day, seven days a week). The programming content of the Service shall comply with the following:

      (i) (A) Channel 594 Service. The programming blocks on the Channel 594 Service shall be approximately sixty (60) minutes in length, with attention given to creating appealing three (3) hour blocks (initially 10:00 P.M. to 1:00 A.M. EST and 1:00 A.M. to 4:00 A.M. EST).

            (B) Channel 595 Service. Notwithstanding the content description set forth in Section 1(b)(ii), the Channel 595 Service also may include the following content, provided that, in no event shall such content be more explicit than the "Hot Version," as set forth in the Programming Standards on Exhibit A: (a) one (1) Director's Cut movie per day, seven days per week. Programmer may premiere at least seven (7) Director's Cut titles per month and each title shall be approximately ninety (90) minutes in length. The premiere of the Director's Cut movies shall be repeated to accommodate the Pacific-time zone. Director's Cut features shall be of a production quality and content, at least comparable to, if not better than, the Director's Cut movies that are currently provided by Playboy to Affiliate; (b) "Naughty Amateur Home Videos," which may be exhibited up to two (2) times per day, up to ten (10) days per month, and shall be approximately sixty (60) minutes in length. Programmer may premiere a new version of Naughty Home Videos once per month; and (c) "Inside Adult," which currently premieres on Wednesday nights, with a replay on Saturday night, and may contain Director's Cut movie "clips" not exceeding two (2) minutes in length. Programmer shall be required to obtain Affiliate's consent prior to including on the Channel 595 Service any programming more explicit than the "Cable Version" other than as set forth in clauses (a) through (c) above. Programmer acknowledges that any failure by Programmer to strictly comply with the provisions set forth in this paragraph (i)(B) shall constitute a material breach of this Agreement.

            (C) Channel 596 Service. Each month, the Channel 596 Service shall consist of a minimum of fifty (50) different movies, including at least ten (10) new never-before featured movies per month, of a production quality at least comparable to, if not better than, the production quality of the Channel 596 Service as of January 1, 2002. The movies broadcast on the Channel 596 Service shall range between 70 to 85 minutes in length. Movies shall be scheduled to start every 90 minutes, and on a staggered basis with the movies on the Channel 597 and 598 Services, with attention given to creating appealing double feature, three-hour blocks. The Channel 596 Service shall use reasonable efforts to not duplicate any movies between the Channel 596 Service and the Channel 597 and 598


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Services at any time. Notwithstanding the foregoing, the Channel 596 Service will not, without written prior approval from Affiliate, broadcast any movie in a month in which the same movie has aired on the Channel 597 Service or the Channel 598 Service or in the month prior to or subsequent to said month. The Channel 596 Service will use reasonable efforts to license and broadcast movies that offer the greatest appeal when conformed to the Hotter standard. The quality of all interstitial, promos, station I.D.s, public service announcements, etc., shall be of a production quality equal to, if not greater than, those currently aired on the Channel 596, 597 and 598 Services.

            (D) Channel 597 Service. Each month, the Channel 597 Service shall consist of a minimum of 50 different movies including at least fifteen (15) new never-before featured movies per month, of a production quality at least comparable to, if not better than, the production quality of the Channel 597 Service as of January 1, 2002. The movies broadcast on the Channel 597 Service shall range between 70 to 85 minutes in length. Movies shall be scheduled to start every 90 minutes, and on a staggered basis with the movies on the Channel 596 and 598 Services, with attention given to creating appealing double feature, three-hour blocks. The Channel 597 Service shall use reasonable efforts to not duplicate any movies between the Channel 597 Service and the Channel 596 and 598 Services at any time. Notwithstanding the foregoing, the Channel 597 Service will not, without written prior approval from Affiliate, broadcast any movie in a month in which the same movie has aired on the Channel 596 Service or the Channel 598 Service or in the month prior to or subsequent to said month. The Channel 597 Service will use reasonable efforts to license and broadcast movies that offer the greatest appeal when conformed to the Hotter standard. The quality of all interstitial, promos, station I.D.s, public service announcements, etc., shall be of a production quality equal to, if not greater than, those currently aired on the Channel 596, 597 and 598 Services.

            (E) Channel 598 Service. Each month, the Channel 598 Service shall consist of a minimum of 50 different movies including at least fifteen (15) new never-before featured movies per month, of a production quality at least comparable to, if not better than, the production quality of the Channel 598 Service as of January 1, 2002. The movies broadcast on the Channel 598 Service shall range between 70 to 85 minutes in length. Movies shall be scheduled to start every 90 minutes, with attention given to creating appealing double feature, three-hour blocks (initially 6:00, 9:00, 12:00 and 3:00 A.M and P.M. E.S.T.). The Channel 598 Service shall use reasonable efforts to not duplicate any movies between the Channel 598 Service and the Channel 596 and 597 Services at any time. Notwithstanding the foregoing, the Channel 598 Service will not, without written prior approval from Affiliate, broadcast any movie in a month in which the same movie has aired on the Channel 596 Service or the Channel 597 Service or in the month prior to or subsequent to said month. The Channel 598 Service will use reasonable efforts to license and broadcast movies that offer the greatest appeal when conformed to the Hot standard. The quality of all interstitial, promos, station I.D.s, public service announcements, etc., shall be of a production quality equal to, if not greater than, those currently aired on the Channel 596, 597 and 598 Services.


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      (ii) Each month, approximately seventy five percent (75%) of all prime time titles shown on the Channel 596 Service, Channel 597 Service and Channel 598 Service shall have been produced within the last eighteen (18) months; provided, however, the remaining ten percent (10%) of all titles shown shall have been produced within the last five (5) years from the date most recently shown on the such service, unless otherwise approved by Affiliate.

      (iii) Every sixty (60) days, each of the Channel 596 Service, Channel 597 Service and Channel 598 Service shall introduce a minimum of twenty-four (24) films, which have never been exhibited on television via satellite or cable distribution.

      (iv) The Service shall adhere to the industry's standards and practices (the "Industry's Standards and Practices") for adult programming, which will not be circumvented, and shall comply with the following standards and practices (the "Standards and Practices") which shall control if they conflict with the Industry's Standards and Practices. Any act or portrayal that is prohibited to be presented on the Service as provided below or which the Industry's Standards and Practices prohibit to be presented in audiovisual material, hereinafter a "Prohibited Act."

            (A) With the exception of "Night Calls," "Night Calls 411," a program currently entitled "Playboy's Nightly News" and any live programming mutually agreed to by the parties in writing, each of which shall be monitored and approved by Programmer's legal counsel, the Service shall offer tasteful taped (no "live") adult programming (feature films and interstitials), it being understood and acknowledged that the Service under no circumstances shall contain content otherwise prohibited by this Exhibit A and shall not include any act that is listed on the Video Store Version and not permitted in the Hotter Version.

            (B) Any violence, any activity that equates sexuality with violent behavior, any scenes of non-consenting sexual activity, incest, sadism, sadomasochism or forced bondage, as presented in the programming and promotional materials of the Service during the Term, shall not be more explicit or graphic than the corresponding genre of programming presented on the Service as of January 1, 2002. Additionally, under no circumstances shall any programming on the Service contain any scenes of bestiality, any scenes of sexual activity with children (including "play-acting"), or any acts depicting male homosexuality.

            (C) Nudity and sexual situations may be presented on the Service as a matter of course; however, there shall be no depiction of any sexual acts prohibited by this Exhibit A.

            (D) The Service may include explicit and graphic language, however the Service and promotional materials of the Service shall not include during the Term descriptive dialogue that is more sexist, racist, violent, threatening or patently offensive than such language that has been presented on the Service as of January 1, 2002.


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                                                                  Execution Copy

                              EXHIBIT A (continued)

                              PROGRAMMING STANDARDS

-------------------------------------- ----------------- ----------------- ----------------- ----------------
                                       CABLE             HOT               HOTTER            VIDEO
                                       VERSION           CABLE             VERSION           STORE
                                                         VERSION                             VERSION
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Condoms                                       *                 *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Explicit language                             *                 *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Female masturbation/external                  *                 *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Girl/girl sex                                 *                 *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Medium shot penis/flaccid                     *                 *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Medium shot vagina                            *                 *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Oral sex/cunnilingus                          *                 *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Wide shot penis/flaccid                       *                 *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Wide shot vagina                              *                 *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Close-up penis/erect                                            *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Close-up penis/flaccid                                          *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Close-up vagina                                                 *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Female masturbation with penetration                            *                 *                 *
(fingers, objects)
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Male masturbation (no ejaculation)                              *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Medium shot penis/erect                                         *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Oral sex/fellatio                                               *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Vaginal penetration/objects                                     *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Vaginal penetration/penis                                       *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Vaginal penetration/tongue                                      *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Wide shot penis/erect                                           *                 *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Ejaculation                                                                       *                 *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Anal penetration/objects                                                                            *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Anal penetration /penis                                                                             *
-------------------------------------- ----------------- ----------------- ----------------- ----------------
Anal penetration/tongue                                                                             *
-------------------------------------- ----------------- ----------------- ----------------- ----------------

An * indicates that the described activity appears in the particular version.


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                                    EXHIBIT B


          PROGRAMMER'S CABLE RATE CARD FOR NON-HOTEL/MOTEL DISTRIBUTION


                           Affiliate's Share of           Programmer's Share of
                              Gross Receipts                  Gross Receipts
                              --------------                  --------------

Channel 594 Service                 ***                            ***

Channel 595 Service**               ***                            ***

Channel 596 Service                 ***                            ***

Channel 597 Service                 ***                            ***

Channel 598 Service                 ***                            ***

** Programmer's Share of Gross Receipts shall *** during the Term, pursuant to the following: ***.


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                                    EXHIBIT C

                    MONTHLY PROGRAM SCHEDULES FOR THE SERVICE


                                 (see attached)


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                                                                  Execution Copy

                                    EXHIBIT D

               PROGRAMMER'S RATE CARD FOR HOTEL/MOTEL DISTRIBUTION


                          Affiliate's Share of             Programmer's Share of
                             Gross Receipts                    Gross Receipts
                             --------------                    --------------

Channel 595 Service                ***                              ***


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